UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On August 27, 2009, Cardinal Health, Inc. (“Cardinal Health”), as the sole stockholder of CareFusion Corporation (“CareFusion”), then a wholly owned subsidiary of Cardinal Health, approved the CareFusion Corporation 2009 Long Term Incentive Plan (the “LTIP”). As a result of the approval by CareFusion’s sole stockholder, the LTIP became effective as of August 31, 2009. The term of the LTIP will end on the earlier to occur of: (i) the date the LTIP is terminated in accordance with its terms; or (ii) August 31, 2019. As a result of the separation of CareFusion from Cardinal Health effective August 31, 2009 (the “CareFusion separation”), certain of Cardinal Health’s named executives have received CareFusion equity awards under the LTIP in substitution of, or in connection with, adjustments made to outstanding Cardinal Health stock options and restricted share units (“RSUs”) held by the named executives.

The LTIP permits CareFusion to grant stock options, stock appreciation rights, stock awards, other stock-based awards and cash awards. The total number of shares of CareFusion’s common stock available for awards under the LTIP (subject to certain anti-dilution provisions of the LTIP) is 40,000,000 shares; provided that no more than 16,000,000 shares may be subject to awards that are issued under the LTIP in accordance with the terms of Article VI of the Employee Matters Agreement, dated as of August 31, 2009, by and between Cardinal Health and CareFusion (the “Employee Matters Agreement”), in substitution of, or in connection with, adjustments made to outstanding stock options, restricted shares and RSUs that were granted under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008, and any similar plan sponsored or assumed by Cardinal Health or any of its affiliates.

The LTIP provides that it shall be administered by the CareFusion board of directors, a committee appointed by the CareFusion board of directors, or their respective delegates.

The LTIP approved by Cardinal Health, as the sole stockholder of CareFusion, is filed as Exhibit 99.1 to CareFusion’s Registration Statement on Form S-8 (File No. 333-161615), filed with the Securities and Exchange Commission on August 28, 2009. The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP.

On August 28, 2009, the Human Resources and Compensation Committee of Cardinal Health’s Board of Directors approved term sheets setting forth the adjusted terms of outstanding Cardinal Health stock options and RSUs and the terms of CareFusion stock options and RSUs issued pursuant to the Employee Matters Agreement in substitution of, or in connection with, adjustments made to outstanding Cardinal Health stock options and RSUs held by the named executives continuing with Cardinal Health. The terms of CareFusion stock options and RSUs granted to named executives continuing with Cardinal Health are the same as the terms of Cardinal Health equity awards to which they relate other than the number of shares covered by the awards and the stock option exercise price. Vesting and other service-based provisions relate to the named executives’ service with Cardinal Health and the restrictive covenants relate to service with both Cardinal Health and CareFusion. The term sheets are filed as Exhibits 10.2 and 10.3 to this report. The foregoing description of the term sheets is qualified in its entirety by reference to the full text of such term sheets.

Item 7.01	Regulation FD Disclosure

On September 1, 2009, Cardinal Health issued a news release announcing that it had completed the spin-off of CareFusion through the pro rata distribution of approximately 81% of the shares of CareFusion common stock to Cardinal Health’s shareholders. A copy of the news release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	CareFusion Corporation 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to CareFusion’s Registration Statement on Form S-8 (File No. 333-161615) filed with the Securities and Exchange Commission on August 28, 2009).

10.2	Term Sheet for Adjustments to Cardinal Health Stock Options and Terms of CareFusion Stock Options.

10.3	Term Sheet for Adjustments to Cardinal Health Restricted Share Units and Terms of CareFusion Restricted Share Units.

99.1	News release issued by Cardinal Health, Inc. on September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: September 1, 2009	By:	/s/ Craig S. Morford
	Name:	Craig S. Morford
	Title:	Chief Legal and Compliance Officer

Exhibit No.	Description of Exhibit
10.1	CareFusion Corporation 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to CareFusion’s Registration Statement on Form S-8 (File No. 333-161615) filed with the Securities and Exchange Commission on August 28, 2009).

10.2	Term Sheet for Adjustments to Cardinal Health Stock Options and Terms of CareFusion Stock Options.

10.3	Term Sheet for Adjustments to Cardinal Health Restricted Share Units and Terms of CareFusion Restricted Share Units.

99.1	News release issued by Cardinal Health, Inc. on September 1, 2009.

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